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                                                                    Exhibit 23.2


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement
No. 33-54994 on Form S-8 pertaining to the 1988, 1989, 1990, 1991 and 1992 Stock
Option Plans of Escalon Medical Corp., the Registration Statement No. 33-80162 on Form S-8 pertaining to the 1993 Stock Option Plan of Escalon Medical Corp. and the Registration Statement No. 333-4382 on Form S-3 of Escalon Medical
Corp. and the related Prospectus of our report dated August 21, 1998, with respect to the consolidated financial statements of Escalon Medical Corp. and Subsidiary included in its Annual Report (Form 10-K) for the year ended June
30, 1998.




                                         /s/ Parente, Randolph, Orlando, Carey &
                                         ---------------------------------------
                                                                 Associates, LLC


Philadelphia, Pennsylvania
September 24, 1998